Exhibit 10.10

                              EMPLOYMENT AGREEMENT

         Agreement made as of the _____ day of _______________, 199__, by and among First Essex Bancorp, Inc., a Delaware corporation (the "Company"), and its subsidiary, First Essex Bank, FSB, a federal savings bank, with its main office in Lawrence, Massachusetts (the "Bank" and together with the Company, referred to herein as the "Employers") and Brian W. Thompson of Amherst, Massachusetts (the "Executive").

                                   WITNESSETH:

         WHEREAS, the parties hereto desire to provide for the Executive's employment by the Employers;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the Employers and the Executive agree as follows:

         1. Employment. The Employers agree to employ the Executive and the Executive agrees to continue in the employ of the Employers on the terms and conditions set forth.

         2. Capacity. The Executive shall serve the Bank and the Company as Executive Vice President, responsible for overseeing corporate banking activities, subject to his election by the Company's and the Bank's respective Boards of Directors. The Executive's principal office location will be maintained at the Employers' executive offices located in Andover, Massachusetts.

         3. Effective Date and Term. The commencement (the "Commencement Date") of this Agreement shall be the date hereof. Subject to the provisions of Sections 6 and 7, the term of the Executive's employment hereunder shall be from the Commencement Date through December 31, 1998; provided, however, that the term shall be extended for periods of one year commencing on January 1, 1998 and on each subsequent January 1 thereafter, with the consent of the Executive and upon the approval of the Board of Directors of the Employers prior to such date. The last day of such term, as so extended from time to time, is herein sometimes referred to as the "Expiration Date."

         4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

                  (a) Salary and Bonus. For all services rendered by the Executive under this Agreement, the Employers shall pay the Executive a total salary at the rate of $150,000 per year, subject to increase from time to time in accordance with the usual practice of the Employers with respect to review of compensation of its senior executives. The Executive's salary shall be payable in periodic installments in accordance with the Employers' usual practice for its senior executives. During the term of this Agreement, Executive shall be paid an annual bonus of up to thirty percent (30%) of Executive's total salary for the preceding calendar year of employment with the Employers, such bonus to be paid in accordance with the Employers' established terms and conditions for payment of annual incentive bonuses to senior executives.


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                                       -2-

                  (b) Regular Benefits. The Executive shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, bonus incentive plans and other benefit plans from time to time in effect for senior executives of the Employers and Parent. Such participation shall be in accordance with the provisions of Section 5.12(a) of the Agreement and Plan of Reorganization dated as of August 5, 1996, as amended, by and among the Company, Finest Financial Corp. ("Finest") and Pelham Bank and Trust Company ("Pelham") (the "Acquisition Agreement"), to the extent applicable, and subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Employers, and (iii) the discretion of the respective Boards of Directors of the Employers or any administrative or other committee provided for in or contemplated by such plan.

                  (c) Business Expenses. The Employers shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Employers. The Employers shall also reimburse the Executive for costs and expenses related to the relocation by the Executive of his primary personal residence from Amherst, Massachusetts, to a location within reasonable proximity for commuting purposes to the Employers' executive offices in Andover, Massachusetts, such reimbursement to be in accordance with the Employers' customary practices and procedures pertaining to senior executive offices relation expense coverage, including reasonable requirements with respect to substantiation and documentation as may be specified by the Employers.

                  (d) Vacation. The Executive shall be entitled to not less than four (4) weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Employers, which approval shall not be unreasonably withheld.

                  (e) Other Benefits. The Executive shall be provided with the use of an automobile at the Employers' expense. The Employers shall also pay the reasonable annual membership fee for the country club of Executive's choice.

         5. Extent of Service. During his employment hereunder, the Executive shall, subject to the direction and supervision of the respective Boards of Directors of the Employers, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employers' interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the Boards of Directors; provided, however, that nothing herein shall be construed as preventing the Executive from:

                  (a) investing his assets in a manner not prohibited by Section 9(a) hereof, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

                  (b) serving on the board of directors of any company, subject to the prohibitions set forth in Section 9(a) and provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or


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                                       -3-

                  (c) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

         6.       Termination and Termination Benefits

         Notwithstanding the provisions of Section 3, the Executive's employment hereunder shall terminate under the following circumstances:

                  (a) Death. In the event of the Executive's death during the Executive's employment hereunder, the Executive's employment shall terminate on the date of his death; provided, however, that the Employers shall continue to pay an amount equal to the Executive's salary to the Executive's beneficiary designated in writing to the Employers prior to his death (or to his estate, if he fails to make such designation) for a period of six months after the date of the Executive's death, at the salary rate in effect on the date of his death, said payments to be made on the same periodic dates as salary payments would have been made to the Executive had he not died.

                  (b) Termination by the Employers for Cause. The Executive's employment hereunder may be terminated by the Employers without further liability on the part of either Employer effective immediately by a two-thirds vote of all of the members of the Board of Directors of the Employers for Cause by written notice to the Executive setting forth in reasonable detail the nature of such Cause. Termination of the Executive for "Cause" shall include termination because of Executive's personal dishonesty, incompetence willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of this Agreement.

                  (c) Termination by the Executive. The Executive's employment hereunder may be terminated effective immediately by the Executive by written notice to the Board of Directors of each of the Employers in the event of the failure of the Boards of Directors of the Employers to elect the Executive to the office of Executive Vice President or to continue the Executive in such office, the failure by the Employers to comply with the provisions of Section 4(a) or material breach by the Employers of any other provision of this Agreement. In addition to the foregoing, Executive shall be permitted to terminate his employment hereunder for any reason at any time during the first twelve months under this Agreement.

                  (d) Termination by the Employers Without Cause. The Executive's employment with the Employers may be terminated without cause by a two-thirds vote of all of the members of the Board of Directors of either of the Employers on written notice to the Executive.

                  (e)   Termination   by  Operation  of  Law.  The   Executive's
         employment with the Employers shall terminate:

                           (i) if the  Executive is removed  and/or  permanently
                  prohibited from participating in the conduct of the Bank's affairs by an order issued under Section


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                                       -4-

                  8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.1818(e)(4) or (g)(1)), as of the effective date of the order;

                           (ii) if the Bank is in default (as defined in Section
                  3(x)(1) of the Federal Deposit Insurance Act), as of the date of default; or

                           (iii) except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, (x) at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (y) at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

                  (f) Certain Termination Benefits. In the event of termination pursuant to the first sentence of Section 6(c) or pursuant to Section 6(d), the Executive shall be entitled to reimbursement under the second sentence of Section 4(c) for actual costs and expenses incurred or contractually committed to be paid by the Executive as of the date of such termination, if any, and the following additional benefits:

                           (i) For the period subsequent to the date of termination until the Expiration Date the Employers shall continue to pay the Executive a total salary at the rate in effect on the date of termination.

                           (ii) For the period subsequent to the date of termination until the Expiration Date, the Executive shall continue to receive all benefits described in Section 4(b) above existing on the date of termination (except for any cash bonus plans which shall be prorated through the date of termination). For purposes of application of such benefits the Executive shall be treated as if he had remained in the employ of the Employers, with a total annual salary at the rate in effect on the date of termination, and service credits will continue to accrued during such period as if the Executive had remained in the employ of the Employers.

                           (iii) If, in spite of the provision of Section 6(f)(ii) above, benefits or service credits under any benefit plan shall not be payable or provided under any such plan to the Executive, or to the Executive's dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Employers, the Employers shall pay or provide for payment of such benefits and service credits for such benefits to the Executive, or to the Executive's dependents, beneficiaries or estate.

         In the event of termination pursuant to the second sentence of Section 6(c), Executive shall be entitled to receive a lump sum payment of $225,000 and all of the benefits described in Section 6(f)(ii) and (iii) above, except for any payments of any amount under any bonus or other compensation plans.


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         In the event of termination  pursuant to Section 6(e), all  obligations of the Employers under this Agreement shall terminate as of the date indicated, but vested rights of the parties hereunder shall not be affected.

                  (g) Set-off. The Employers shall be entitled to set off against any cash compensation to be provided to the Executive under
         Section 6(f)(i) above one-half of the amount of any cash compensation received by the Executive from other employment during the period in which the Executive receives cash compensation under Section 6(f)(i). The Executive shall inform the Employers of any such amounts of cash compensation and shall refund to the Employers any amounts which the Employers has paid which exceed the amounts due from the Employers after application of the set-off provided for in this paragraph. Notwithstanding the foregoing and any other provision of this Agreement, the Executive shall be under no obligation to seek or accept any employment after termination of employment with the Employers for any reason.

         7. Disability. If, due to physical or mental illness, the Executive shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Employers, acting through the Board of Directors, may designate another executive to act in his place during the period of such disability. Notwithstanding any such designation, the Executive shall continue to receive his full salary and benefits under Section 4 of this Agreement until he becomes eligible for disability income under the Employers' disability income plan. While receiving disability income payments under such plan, the Executive shall receive a salary from the Employers which when combined with the Executive's disability income payments will equal sixty (60%) percent of the Executive's prior salary from the Employers, and shall continue to participate in the Employers' benefit plans and to receive other benefits as specified in Section 4 until the Expiration Date. In the absence of a disability income plan at the time of such disability, the Employers shall pay the Executive benefits equal to those the Executive would have received if the
Employers' current disability income plan was in effect at such time. If any question shall arise as to whether during any period the Executive was disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder due to physical or mental illness, the Executive may, and at the request of the Employers will, submit to the Employers a certification in reasonable detail by a physician selected by the Executive or his guardian to whom the Employers has no reasonable objection as to whether the Executive was so disabled and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit such certification, the Employers' determination of such issue shall be binding on the Executive.

         8.       Suspension of Agreement.

         Notwithstanding the provisions of Section 3, the Executive's employment hereunder shall be suspended if the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(3) and (g)(1)) as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while the Agreement was suspended pursuant to this Section 8 and (ii) reinstate (in whole or in part) any of its obligations which were suspended.


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         9.       Noncompetition and Confidential Information.

                  (a)      Noncompetition.  During

                           (i) a  period  of one  year  following  the  date  of
                  termination of the  Executive's  employment with the Employers
                  (x) by the Executive as a result of his election not to extend pursuant to Section 3 or by the Employers for cause pursuant to Section 6(b) hereof or (y) by the Executive in the event that such termination constitutes a material breach by the Executive of any of the provisions of this Agreement, and

                           (ii) the period during which the Employers  continues
                  to provide benefits to the Executive pursuant to Section 6(f)(i)-(iii) hereof (other than to the extent that benefits are provided under Section 6(f)(ii) or 6(f)(iii) following the Executive's termination pursuant to the second sentence of
                  Section 6(c)), the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as defined in Section 11), compete in the Bank's market area (defined as all cities and towns in which the Bank or an affiliate has an office or a branch on the date of termination and all areas within a ten mile radius of each such office and branch) with the banking or any other business conducted by the Employers during the period of his employment hereunder, nor will he attempt to hire any employee of the Employers, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with the Employers, or solicit or encourage any customer of the Employers to terminate its relationship with the Employers or to conduct with any other Person any business or activity which such customer conducts or could conduct with the Employers.

                  (b) Confidential Information. The Executive will not disclose to any other Person (except as required by applicable law or in connection with the performance of hist duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Employers obtained by him incident to his employment with the Employers. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employers but does not include any information which has become part of the public domain by means other than the Executive's nonobservance of his obligations hereunder.

                  (c) Relief; Interpretation. The Executive agrees that the Employers shall be entitled to injunctive relief for any breach by him of the covenants contained in Sections 9(a) or 9(b). In the event that any provision of this Section 9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic are, or range of activities as to which it may be enforceable. For purposes of this
         Section 9, the term


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                                       -7-

         "Employers" shall mean the Company, the Bank and any of their respective subsidiaries and affiliates.

         10. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

         11. Definition of "Person". For purposes of this Agreement, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

         12. Withholding. All payments made by the Employers under this Agreement shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

         13. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Employers, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 13. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Employers shall pay (or the Executive shall be entitled to recover from the Employers, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration aware in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

         14. Assignment; Successors and Assigns, etc. Neither the Employers nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party and without such consent any attempted transfer or assignment shall be null and of no effect; provided, however, that the Employers may assign their rights under this Agreement without the consent of the Executive in the event the Employers shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Employers and the Executive, their respective successors, executives, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Employers of all payments due him under this Agreement, the Employers shall continue such payments to the Executive's beneficiary designated in writing to the Employers prior to his death (or to his estate, if he fails to make such designation).



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                                       -8-

         15. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         16. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         17. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employers or, in the case of the Employers, at their executive offices, attention of the Board of Directors.

         18.  Amendment.  This  Agreement  may be amended or modified  only by a
written   instrument  signed  by  the  Executive  and  by  the  duly  authorized representative of the Employers.

         19. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

         20. Prior Agreements. This Agreement, together with that certain Special Termination Agreement of even date herewith by and among the Company, the Bank and the Executive contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes the Employment Agreement dated October 1, 1995 by and among Finest, Pelham (the predecessors through merger to the Company and the Bank, respectively) and the Executive and any provisions contained in the Acquisition Agreement, including without limitation Schedule 5.12 thereto, other than those provisions contained in
Section 5.12(a) of the Acquisition Agreement referred to in Section 4(b) above, which prior agreement and said provisions shall be of no further force or effect as of the date hereof.



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         IN  WITNESS  WHEREOF,  this  Agreement  has been  executed  as a sealed instrument by the Employers, by their duly authorized officers, and by the Executive, as of the date first above written.


ATTEST:                                 FIRST ESSEX BANCORP, INC.



______________________________          By:_________________________________
Secretary                                  President and Chief Executive Officer



ATTEST:                                 FIRST ESSEX BANK, FSB



______________________________          By:_________________________________
Secretary                                  President and Chief Executive Officer



WITNESS:                                EXECUTIVE



______________________________          ____________________________________
                                         Brian W. Thompson